UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLASS WAVE ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	47-0930829 (I.R.S. Employer Identification No.)

207 – 2525 Quebec Street, Vancouver, British Columbia Canada (Address of principal executive offices)	V5T 4R5 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-125222 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value
Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2/A, as amended, filed with the commission under File No. 333-125222, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
3.1(2)	Articles of Incorporation

3.2(1)	Bylaws

5.1(3)	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

10.1(1)	Subscription Agreement, dated January 14, 2005, between Glass Wave Enterprises, Inc. and Chester Ku

10.2(1)	Share Purchase Agreement, dated January 31, 2005 between Chester Ku and Glass Wave Enterprises Inc.

10.3(2)	Subscription Agreement, dated February 21, 2005, between Glass Wave Enterprises, Inc. and Chester Ku

10.4(1)	Subscription Agreement, dated February 22, 2005 between Glass Wave Enterprises, Inc. and Bianca Knop

10.5(2)	Subscription Agreement, dated March 1, 2005, between Glass Wave Enterprises, Inc. and the 32 investors as set out in Item 26 of the Form SB-2/A

10.6(1)	User Agreement for PayPal Service

10.7(1)	Customer Agreement for World Pay Service

10.8(2)	Premium Managed Hosting Agreement dated June 10, 2005, between Groovy Web Services and Astro Nutrition Inc.

10.9(1)	Sublease Agreement dated March 29, 2005 between Chester Ku and Astro Nutrition Inc.

21	Subsidiaries of Glass Wave Enterprises, Inc. Astro Nutrition Inc. (British Columbia)

23.1(3)	Consent of Staley, Okada & Partners, Chartered Accountants

(1) Incorporated by reference from our Registration Statement on Form SB-2 filed on May 5, 2005.

(2) Incorporated by reference from our Registration Statement on Form SB-2/A filed on July 29, 2005.

(3) Incorporated by reference from our Registration Statement on Form SB-2/A filed on May 16, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLASS WAVE ENTERPRISES, INC.

Date: June 15, 2006

/s/ Chester Ku

By: Chester Ku, President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)